EXHIBIT 5

                           JONES  WALKER
                         WAECHTER POITEVENT
                      CARRERE & DENEGRE L.L.P.


                         November 19, 1999



CenturyTel, Inc.
100 Century Park Drive
Monroe, Louisiana  71203


          RE:  Registration Statement on Form S-3
               CenturyTel, Inc. ("CenturyTel")


Gentlemen:

     We have acted as CenturyTel's special counsel in connection with the preparation of the registration statement on Form S-3 (the "Registration Statement") filed by CenturyTel with the Securities and Exchange Commission (the "Commission") on the date hereof relating to the registration of 750,000 shares of CenturyTel's common stock, par value $1.00 per share, and the accompanying preference share purchase rights (the "Registered Securities"). In connection with rendering the opinions expressed below, we have examined original, photostatic or certified copies of (i) the resolutions adopted by the Board of Directors of CenturyTel at a meeting held on November 18, 1999 (the "November 1999 Resolutions") and (ii) such organizational documents and rights agreements of CenturyTel, such certificates of CenturyTel's officers and public officials, and such other records and documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

     Based upon the foregoing and subject to the following qualifications and comments, we are of the opinion that the proposed issuance of the Registered Securities has been duly authorized by CenturyTel's Board of Directors and the Registered Securities will, when issued in accordance with the terms and conditions of the November 1999 Resolutions and the Registration Statement, be validly issued.

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CenturyTel, Inc.
November 19, 1999
Page 2


     The opinions rendered herein are specifically limited to currently applicable United States federal law and the laws of the State of Louisiana as they relate to the opinions expressed herein. We are members of the bar of the State of Louisiana and have neither been admitted to nor purport to be experts on the laws of any other jurisdiction. We express no opinion as to the application of the securities or blue sky laws of the various states to the offer or sale of any Registered Securities.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the prospectus forming a part thereof under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations of the Commission.

                              Yours very truly,

                              JONES, WALKER, WAECHTER,
                                 POITEVENT, CARRERE & DENEGRE, L.L.P.


                              By:       /S/ Kenneth J. Najder
                                 --------------------------------
                                          Kenneth J. Najder